UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported)  March 22, 2007

Birner Dental Management Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-23367	84-1307044
(Commission File Number)	(IRS Employer Identification No.)

3801 East Florida Avenue, Suite 508, Denver, CO 80210
(Address of Principal Executive Offices) (Zip Code)

(303) 691-0680
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 DFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 16, 2007, the Board of Directors of Birner Dental Management Services, Inc. (the "Company") approved an executive management bonus pool for 2007 for the following executive officers of the Company: Frederic W.J. Birner, Chairman of the Board and Chief Executive Officer; Mark A. Birner, President, and Dennis N. Genty, Chief Financial Officer, Secretary and Treasurer. The potential bonus pool is equal to 20% of pre-tax and pre-stock and option grant profits of the Company and is payable quarterly if certain revenue and adjusted EBITDA goals are met, and 15% of pre-tax and pre-stock and option grant profits of the Company if only one of the two goals is met in a quarter. Total executive management cash compensation for 2007 is limited to 125% of 2006 total annual cash compensation unless the Company realizes at least 10% revenue growth and 15% EBITDA growth, in which case there is no cap. The fourth quarter bonus will be calculated on the full year’s results after giving effect to previously paid bonuses. The Compensation Committee of the Board of Directors has the discretion to increase the 2007 bonus amount in its discretion.

The Board of Directors also established the following base salaries of the named executives for 2007. These salaries remain in effect until otherwise approved by the Board of Directors.

                  Name            Executive Base Salary

    Frederic W.J. Birner          $ 320,000

    Mark A. Birner            $ 230,000

    Dennis N. Genty                $ 230,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIRNER DENTAL MANAGEMENT SERVICES, INC. a Colorado corporation

Date: March 22, 2007	By:	/s/ Dennis N. Genty
Name: Dennis N. Genty
Title: Chief Financial Officer